1st Quarter Fiscal 2024 Earnings Slide Deck Exhibit 99.2

Safe-Harbor Statement This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated January 4, 2024.

First Quarter Summary Revenues decreased $14.8 million compared to prior year Irrigation decreased $11.9 million Infrastructure decreased $2.9 million Operating income decreased $3.5 million compared to prior year Irrigation decreased $3.3 million Infrastructure increased $0.2 million Corporate expense increased $0.4 million $ in millions, except per share amounts Revenue Operating Income (with operating margin) Diluted EPS -8% -18% -14%

First Quarter Financial Summary

Current Market Factors Agricultural commodity prices continue to fluctuate based on supply and demand changes Corn and soybean prices in November 2023 were 32 percent and 8 percent lower, respectively, compared to one year ago Commodity prices remain broadly supportive to grower profitability 2023 net farm income is projected at $151.1 billion, a decrease of 17 percent from record levels in 2022 but remains at a historically high level Current farm income levels, moderating inflation and an anticipation of flat to lower interest rates provide a stable backdrop for irrigation equipment demand, however farmers remain cautious Changes in the timing of funding under the financing plan in Brazil impacted first quarter results, but is not expected to have a significant impact on full year results Irrigation Infrastructure Infrastructure Investment and Jobs Act (IIJA) funding marks the largest infusion of federal investment into infrastructure projects in more than a decade Includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects The additional funding is expected to support higher demand in the U.S. for Lindsay products and solutions Transportation contract awards increase 17 percent year to date through November 2023 Spending for public highway, pavement, and street construction expected to grow approximately 16 percent in calendar 2024 The timing and scope of construction projects can be impacted by a variety of factors

Irrigation Segment – First Quarter Summary North America revenue increased $5.4 million Higher unit sales volume was partially offset by less favorable mix of shorter machine sales compared to prior year Average selling prices remained stable and were comparable to prior year Unit sales volume breakdown by category: Replacement 47%, Dryland 27%, Conversion 26% International revenue decreased $17.3 million Lower sales in Brazil and Argentina following record sales in the prior year Changes in the timing of funding under the government financing program in Brazil Government transition in Argentina following presidential election Favorable foreign currency translation impact of $1.8 million Operating income decreased $3.3 million Lower international irrigation revenues and the resulting impact of deleverage of fixed operating expenses Overall gross margin consistent with the prior year Revenue North America International FY23 FY24 $ in millions -25% -12% +7% Operating Income (with operating margin)

Infrastructure Segment Total revenue decreased $2.9 million Lower Road Zipper System™ sales due to project revenue of $8.0 million in the prior year that did not repeat Higher Road Zipper System lease revenue connected to road construction activity Higher sales of road safety products First commercial sale of RoadConnect™ technology platform Beta trials of Impact Alert™ continuing with certain state departments of transportation Operating income increased $0.2 million More favorable margin mix of revenue with higher Road Zipper System lease revenues result in higher gross margin compared to the prior year Revenue $ in millions -12% +7% Operating Income (with operating margin)

Innovation Leadership: Addressing Global Megatrends Capitalizing on global megatrends Food Security Water Scarcity Land Availability Mobility Safety Increased Safety Standards Aging Infrastructure Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably

Strong Commitment to Sustainable Practices Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity 1 2 3 4 5

Summary Balance Sheet and Liquidity As of November 30, 2023, available liquidity of $225.7 million, with $175.7 million in cash, cash equivalents and marketable securities and $50.0 million available under revolving credit facility Well-positioned with a strong balance sheet to continue to execute our capital allocation strategy and create value for shareholders.

Free Cash Flow Summary

Capital Allocation – A Balanced Approach The Company’s prioritization for cash use: Working capital to support organic growth New product development Capital expenditures - expected to be $35 - $40 million in fiscal 2024 Reflects incremental investment in plant modernization & productivity improvements at certain manufacturing facilities Acquisitions that align with strategic priorities Increasing dividend payments Opportunistic share repurchases Allocation History Other includes debt repayments, net cash sources/uses from note receivables, settlement of net investment hedges, and stock compensation related activity. Ending cash includes marketable securities.

Appendix

U.S. Net Farm Income and Net Cash Farm Income Inflation adjusted, 2003-2023F 2003-22 average NCFI Note: F = forecast. Values are adjusted for inflation using the U.S. Bureau of Economic Analysis Gross Domestic Product Price Index (BEA API series code: A191RG) rebased to 2023 by USDA, Economic Research Service. Source: USDA, Economic Research Service, Farm Income and Wealth Statistics. Data as of November 30, 2023 $ billion (2022) 2003-22 average NFI

U.S. Net Farm Income and Federal Support

Commodity Prices Soybean Prices Source: Trading Economics Corn Prices

United States Drought Condition Source: US Drought Monitor, October 2023 2022 2023